Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Resonant Inc.
Goleta, California

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2015, relating to the consolidated financial statements of Resonant Inc. (the “Company”) as of and for the year ended December 31, 2014 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Squar Milner LLP

Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)
May 13, 2016